SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

       Date of Report: (Date of earliest event reported): December 8, 1999



                               PARKS AMERICA! INC.
              ----------------------------------------------------
             (Exact name of Registrant as specified in its charter)


                                    000-23712
                             ----------------------
                            (Commission file number)

          Nevada                                      91-1395124
-------------------------------          ---------------------------------------
(State or other jurisdiction of          (I.R.S. Employer Identification Number)
incorporation)


                        P.O. Box 1400, Eagle, Idaho 83616
               ---------------------------------------------------
               (Address of principal executive offices) (Zip code)


                                 (208) 463-1300
               ---------------------------------------------------
              (Registrant's telephone number, including area code)

                              Wincanton Corporation
          ------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 1. Changes in Control of Registrant

     As a result of the acquisition of Parks America! Inc. and the reverse split of 1:100, there was a change in control of the Registrant. The following persons are now the controlling shareholders of the Registrant.

     Name              No. Of Shares              Percentage
------------------     --------------             -----------
Robert Klosterman          4,485,861                 26.26%
2686 Park Lane
Eagle, ID 83616
Larry Eastland             4,037,450                 23.63%
1901 Spanish Bay
Eagle, ID 83616

Item 2. Acquisition or Disposition of Assets

     On November 15, 1999, the Registrant acquired 12,000,000 LLC interests of Northwest Parks LLC, an Idaho Limited Liability Company (the "Company"), such constituting all of the issued and outstanding LLC interests of the Company in exchange for 12,000,000 post 1:100 reverse split common stock. None of the parties to this transaction were related parties.

     The Company was formed as a limited liability company on March 28, 1996 under the laws of the State of Idaho for the purpose of constructing, owning and operating multi-faceted theme parks along with the related entertainment, retail, hospitality and recreational facilities. Since its inception, the Company has been in its development stage and has devoted its efforts to the development of the theme park concept, identifying potential sites, preparing feasibility and market studies, investigating financial models, raising initial capital and acquiring the rights to properties that management deemed suitable for theme park sites.

     On March 28, 1996, the Company acquired a 16.67% interest in BW Partners LLC (BWP) and certain other assets and rights valued at $48,014 (based upon the amounts recorded by BWP)from a member in exchange for a 25% interest in the Company. The Company from whom the BWP interest was acquired is a corporation in which a managing member of the Company held a 20% interest at the time of the acquisition. On January 8, 1998, the Company acquired the remaining 83.33% interest in BWP in exchange for an 8.75% interest in the Company.

     The Company formed Sweetwater Holdings LLC (SWH) on January 9, 1997, for the purpose of acquiring approximately 12 acres of land and a dwelling in Canyon Country, Idaho, known as The Idaho Center property. The Company acquired a 99% interest in SWH, with the remaining 1% held by a majority member of the Company. In January 1999, SWH transferred approximately 1.5 acres of the property to the Company and the Company sold SWH and the remaining approximately 10.5 acres to a third party.

     The Company participated in the formation of Crossroads Convenience Center LLC (CCC) on June 18, 1998. Based upon the operating agreement, the Company owned a 10% interest in CCC, after transferring a 15% interest in CCC to an individual who is a majority member in the Company in partial satisfaction of interest accrued on a note that was owed to the individual by the Company. The Company's interest in CCC was acquired in exchange for the 1.5 acres of property acquired from SWH and certain development costs incurred on CCC's behalf.

     In January 1999, the Company, along with its two managing members, formed Magic Valley Parks LLC (MVP), with the Company acquiring a 98% ownership interest.

Item 5. Other Events

     On December 13, 1999, the Registrant filed Articles of Amendment to its Articles of Incorporation with the Secretary of State of Washington whereby it:

     a) changed its name from Wincanton Corporation to Parks America! Inc., and

     b) reduced its common share capital from 15,000,000 shares of no par common stock to 150,000 shares of no par common stock by means of a 100 to 1 reverse stock split.

     On December 13, 1999, Messers. Henri Horby and Neil Hornby resigned as directors of the Company. Elected to serve until the next annual meeting of shareholders were Messers. Larry Eastland and Robert Klosterman.

     On December 13, 2000, the Registrant filed Articles of Amendment to its Articles of Incorporation with the Secretary of State for the State of Washington whereby increased its authorized shares of common stock to 30,000,000 and created a par value of $.0001 per share.

Item 7. Financial Statements & Exhibits

     a.   Financial Statements of Business Acquired

          1.   Audited   Financial   Statements  of  Northwest   Parks  LLC  and
               Subsidiaries for the years ended December 31, 1996, 1997 and 1998.

          2. Financial Statements of Northwest Parks LLC and Subsidiaries for the nine months ended September 30, 1999 and 1998.

     b.   Proforma Financial Information

     Because the Registrant disposed of nearly all of its assets and liabilities in anticipation of the acquisition of Northwest Parks LLC and Subsidiaries, no proforma financial information is being furnished as the financial information of Northwest Parks LLC and Subsidiaries would mirror any proforma financial information.

     c.   Exhibits

     3.1  Articles of Amendement of Wincanton Corporation
     3.2  Amended and Restated  Articles of  Incorporation as filed on March 24,
          2000
     10.1 Purchase Agreement
     21.1 Subsidiaries of the Registrant

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                 PARKS AMERICA! INC.


                                              By: /s/ Larry Eastland
                                                 ------------------------
                                                  Larry Eastland

     Date: April 10, 2000

                      NORTHWEST PARKS LLC AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)
                                TABLE OF CONTENTS


     TITLE                                                                PAGE
    -------                                                              ------


INDEPENDENT AUDITOR'S REPORT...........................................      1

AUDITED CONSOLIDATED FINANCIAL STATEMENTS

   CONSOLIDATED BALANCE SHEETS.........................................  2 - 3

   CONSOLIDATED STATEMENTS OF OPERATIONS...............................      4

   CONSOLIDATED STATEMENTS OF MEMBER'S CAPITAL (DEFICIENCY)............      5

   CONSOLIDATED STATEMENTS OF CASH FLOWS...............................  6 - 7

   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS.......................... 8 - 14

                          Independent Auditor's Report



To the Members
NORTHWEST PARKS LLC
Boise, Idaho


We have audited the accompanying Consolidated Balance Sheets of NORTHWEST PARKS LLC AND SUBSIDIARIES (a Development Stage Company) as of December 31, 1998 and 1997, and the related Consolidated Statements of Operations, Members' Capital (Deficiency) and Cash Flows for the years ended December 31, 1998 and 1997, and for the period March 28, 1996 (inception) to December 31, 1996. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the accompanying consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of NORTHWEST PARKS LLC AND SUBSIDIARIES (a Development Stage Company) as of December 31, 1998 and 1997, and the results of their operations and their cash flows for the years ended December 31, 1998 and 1997, and the period March 28, 1996 (inception) to December 31, 1996, in conformity with generally accepted accounting principles.


ARONSON, FETRIDGE & WEIGLE


Rockville, Maryland
August 28, 1999

                      NORTHWEST PARKS LLC AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)
                           CONSOLIDATED BALANCE SHEETS
                    DECEMBER 31, 1997, 1998 AND JUNE 30, 1999


                                     ASSETS

                                                                                        June 30,
                                                                     December 31,        1999
                                                                 1997          1998   (Unaudited)
                                                                ------        ------  ------------

CURRENT ASSETS
   Cash (Note 1)                                          $       753   $       114   $   60,266
   Accounts receivable - managing members (Note 2)             52,000        57,609       30,600
                                                            ---------      --------     --------
         Total current assets                                  52,753        57,723       90,866
                                                            ---------      --------     --------
PROPERTY AND EQUIPMENT, AT COST (NOTES 1 AND 4)
   Land                                                       648,772       649,622           -
   Buildings                                                  361,594       269,344           -
   Furniture, fixtures and equipment                           50,133        50,133       72,336
                                                            ---------      --------     --------
         Total                                              1,060,499       969,099       72,336
   Less:  Accumulated depreciation and amortization            18,446        37,390       23,311
                                                            ---------      --------     --------

         Net property and equipment                         1,042,053       931,709       49,025
                                                            ---------      --------     --------
OTHER ASSETS
   Deposits                                                    72,620        22,220       22,020
   Capitalized project development costs (Note 1)             138,406       149,894      122,423
   Land options (Note 3)                                           -         51,000       57,000
   Investment in affiliate (Note 5)                                -             -        40,444
   Other                                                          245           245          245
                                                            ---------      --------     --------

         Total other assets                                   211,271       223,359      242,132
                                                            ---------      --------     --------
TOTAL ASSETS                                              $ 1,306,077   $ 1,212,791   $  382,023
                                                            =========     =========     ========

          The accompanying Notes to Consolidated Financial Statements are an integral part of these financial statements.

                      NORTHWEST PARKS LLC AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)
                           CONSOLIDATED BALANCE SHEETS
                    DECEMBER 31, 1997, 1998 AND JUNE 30, 1999


                        LIABILITIES AND MEMBERS' CAPITAL

                                                                                      June 30,
                                                                  December 31,          1999
                                                              1997          1998     (Unaudited)
                                                             -------       -------   -----------

CURRENT LIABILITIES
   Notes payable - members (Note 4)                       $  615,000   $   615,000   $      -
   Notes payable - others (Note 4)                           350,000       350,000          -
   Loan payable - managing member                                 -          5,209          -
   Accounts payable                                           39,828        75,510      42,515
   Accrued interest - members (Note 4)                       198,300       346,850      79,683
   Accrued interest - others                                  16,000        66,000          -
   Accrued rent - land lease                                  46,749            -           -
   Deferred revenue - construction management fee (Note-5)        -             -       59,750
                                                           ---------    ----------    ---------

         Total current liabilities                         1,265,877     1,458,569     181,948
                                                           ---------    ----------    ---------
MINORITY INTEREST                                                 -             -      145,000
                                                           ---------    ----------    ---------
COMMITMENTS AND CONTINGENCIES (NOTES 3, AND 6)
MEMBERS' CAPITAL (DEFICIENCY) (NOTE 7)
   Contributed                                               810,000       979,416     979,416
   Losses accumulated during development stage              (769,800)   (1,225,194)   (924,341)
                                                           ---------    ----------    ---------
         Total members' capital (deficiency)                  40,200      (245,778)     55,075
                                                           ---------    ----------    ---------

TOTAL LIABILITIES AND MEMBERS' CAPITAL (DEFICIENCY)       $1,306,077   $ 1,212,791   $ 382,023
                                                           =========    ==========    =========


          The accompanying Notes to Consolidated Financial Statements are an integral part of these financial statements.

                      NORTHWEST PARKS LLC AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)
                      CONSOLIDATED STATEMENTS OF OPERATIONS
         FOR THE PERIOD MARCH 28, 1996 (INCEPTION) TO DECEMBER 31, 1996,
                 THE YEARS ENDED DECEMBER 31,1997 AND 1998, AND
                    THE SIX MONTH PERIOD ENDED JUNE 30, 1999


                                         March 28,                          Cumulative       Six          From
                                           1996                                From        Months       Inception
                                        (Inception)                          Inception      Ended          to
                                            to          Years Ended             to        June 30,      June 30,
                                         December       December 31,          December       1999          1999
                                         31, 1996     1997       1998        31, 1998    (Unaudited)   (Unaudited)
                                        ----------   ------     ------      ----------- -------------  -----------

REVENUE
   Miscellaneous                      $       -   $   1,186  $      -   $       1,186  $       -      $   1,186
   Gain on sale of land                       -          -          -              -      379,857       379,857
   Gain on transfer of interest in            -          -          -              -       50,082        50,082
                                       ---------   ---------  --------     ----------   ---------    -----------

         Total revenue                        -       1,186         -           1,186     429,939       431,125
                                       ---------   ---------  --------     ----------   ---------    -----------

EXPENSES
   General and administrative            173,511    168,774    255,878        598,163     121,086       719,249
   Interest                                   -     274,450    199,516        473,966       8,000       481,966
   Loss on sale of land                       -     117,265         -         117,265          -        117,265
                                       ---------   ---------  --------     ----------   ---------    -----------
         Total expenses                  173,511    560,489    455,394      1,189,394     129,086     1,318,480
                                       ---------   ---------  --------     ----------   ---------    -----------

NET LOSS BEFORE INTEREST IN LOSS OF     (173,511)  (559,303)  (455,394)    (1,188,208)    300,853      (887,355)
INTEREST IN LOSS OF                      (11,912)   (25,074)        -         (36,986)         -        (36,986)
                                       ---------   ---------  --------     ----------   ---------    -----------
NET LOSS                              $ (185,423) $(584,377) $(455,394) $  (1,225,194) $  300,853     $(924,341)
                                       =========   =========  ========     ==========   =========    ===========


          The accompanying Notes to Consolidated Financial Statements are an integral part of these financial statements.

                      NORTHWEST PARKS LLC AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)
                   STATEMENT OF MEMBERS' CAPITAL (DEFICIENCY)
         FOR THE PERIOD MARCH 28, 1996 (INCEPTION) TO DECEMBER 31, 1996,
                   THE YEARS ENDED DECEMBER 31,1997 AND 1998,
                  AND THE SIX MONTH PERIOD ENDED JUNE 30, 1999

                                                                                     Losses
                                                                                   Accumulated
                                                                                     During
                                                                   Contributed     Development
                                                                     Capital          Stage              Total
                                                                   -----------    -------------        ---------

MEMBERS' EQUITY, MARCH 28, 1996                                   $       -        $        -       $         -
CAPITAL CONTRIBUTIONS IN CASH                                        325,000                -            325,000

CAPITAL CONTRIBUTION OF A 16.67% INTEREST IN A LIMITED LIABILITY      85,000                -             85,000
CAPITAL CONTRIBUTION OF LAND (NOTE 7)                                300,000                -            300,000
NET LOSS FOR THE PERIOD MARCH 28, 1996 (INCEPTION) TO DECEMBER            -           (185,423)         (185,423)
                                                                   ----------       -----------        ----------
MEMBERS' CAPITAL, DECEMBER 31, 1996                                  710,000          (185,423)          524,577
CAPITAL CONTRIBUTIONS IN CASH                                        100,000                -            100,000
NET LOSS FOR 1997                                                         -           (584,377)         (584,377)
                                                                   ----------       -----------        ----------
MEMBERS' CAPITAL (DEFICIENCY), DECEMBER 31, 1997                     810,000          (769,800)           40,200
CAPITAL CONTRIBUTIONS IN CASH                                         72,141                -             72,141
CAPITAL CONTRIBUTION OF AN 83.33% INTEREST IN A LIMITED               97,275                -             97,275
NET LOSS FOR 1998                                                         -           (455,394)         (455,394)
                                                                   ----------       -----------        ----------
MEMBERS' CAPITAL (DEFICIENCY), DECEMBER 31, 1998                     979,416        (1,225,194)         (245,778)
NET INCOME FOR THE SIX MONTHS ENDED JUNE 30, 1999 (UNAUDITED)             -            300,853           300,853
                                                                   ----------       -----------        ----------
MEMBERS' CAPITAL (DEFICIENCY), JUNE 30, 1999 (UNAUDITED)          $  979,416       $  (924,341)     $     55,075
                                                                   ==========       ===========        ==========


          The accompanying Notes to Consolidated Financial Statements are an integral part of these financial statements.

                      NORTHWEST PARKS LLC AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
         FOR THE PERIOD MARCH 28, 1996 (INCEPTION) TO DECEMBER 31, 1996,
                   THE YEARS ENDED DECEMBER 31,1997 AND 1998,
                  AND THE SIX MONTH PERIOD ENDED JUNE 30, 1999


                                                      March 28,                          Cumulative       Six       Cumulative
                                                        1996                                From         Months        From
                                                    (Inception)                          Inception       Ended       Inception
                                                        to                                   to         June 30,    To June 30,
                                                      December                            December        1999        1999
                                                     31, 1996      1997         1998      31, 1998     (Unaudited)  Unaudited
                                                    -----------  ---------    ---------  -----------  ------------  ----------

CASH FLOWS FROM OPERATING ACTIVITIES
   Net (loss) income                                $ (185,423)  $(584,377)   $(455,394) $(1,225,194) $   300,853  $ (924,341)
   Adjustments to reconcile net income to net cash
       Loss (gain) on sale of land                          -      117,265           -       117,265     (379,857)   (262,592)
       Depreciation and amortization                     3,337      15,509       19,344       38,190        8,040      46,230
       Interest in loss of equity investee              11,912      25,074           -        36,986           -       36,986
       Building transferred in settlement of an             -           -        92,250       92,250           -       92,250
       Rent cancellation upon acquisition of LLC            -           -        50,526       50,526           -       50,526
       Gain on sale of interest in equity in                -           -            -            -       (50,082)    (50,082)
       Write-off of capitalized development costs           -           -            -            -        27,217      27,217
       Increase (decrease) in liabilities
         Accounts payable                                3,297      36,531       35,682       75,510      (32,995)     42,515
         Accrued expenses                               56,093      (9,344)          -        46,749           -       46,749
         Accrued interest - members                         -      198,300      148,550      346,850     (156,417)    190,433
         Accrued interest - others                          -       16,000       50,000       66,000      (66,000)         -
                                                     ----------  ----------    ---------   ----------   ----------  ----------

         Net cash used by operating activities        (110,784)   (185,042)     (59,042)    (354,868)    (349,241)   (704,109)
                                                     ----------  ----------    ---------   ----------   ----------  ----------
CASH FLOWS FROM INVESTING ACTIVITIES
   Payment of capitalized development costs            (41,337)    (49,055)     (11,488)    (101,880)          -     (101,880)
   Purchase of property and equipment                  (35,691)    (14,442)          -       (50,133)     (22,203)    (72,336)
   Loans to members                                    (90,000)   (118,450)     (22,696)    (231,146)          -     (231,146)
   Repayment of loans to members                            -      156,450       17,087      173,537       27,009     200,546
   Proceeds from sale of land                               -      182,735           -       182,735    1,209,200   1,391,935
   Purchase of land                                         -     (648,772)        (850)    (649,622)          -     (649,622)
   Purchase of buildings                                    -     (361,594)          -      (361,594)          -     (361,594)
   Deposits                                            (51,286)    (23,020)          -       (74,306)          -      (74,306)
   Deposits refunded                                        -        1,286       50,000       51,286           -       51,286
   Acquisition of other assets                              -         (245)          -          (245)          -         (245)
   Payments for land options                                -           -       (51,000)     (51,000)      (6,000)    (57,000)
                                                     ----------  ----------    ---------   ----------   ----------  ----------
         Net cash used by investing activities        (218,314)   (875,107)     (18,947)  (1,112,368)   1,208,006      95,638
                                                     ----------  ----------    ---------   ----------   ----------  ----------


          The accompanying Notes to Consolidated Financial Statements are an integral part of these financial statements.

                      NORTHWEST PARKS LLC AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)
                CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)
         FOR THE PERIOD MARCH 28, 1996 (INCEPTION) TO DECEMBER 31, 1996,
                   THE YEARS ENDED DECEMBER 31,1997 AND 1998,
                  AND THE SIX MONTH PERIOD ENDED JUNE 30, 1999


                                                      March 28,                          Cumulative      Six        Cumulative
                                                        1996                                From        Months         From
                                                    (Inception)                           Inception     Ended        Inception
                                                        to                                   to        June 30,      To June 30,
                                                      December                             December      1999          1999
                                                      31, 1996      1997        1998       31, 1998   (Unaudited)   Unaudited
                                                     ----------   --------    --------   -----------  -----------  -----------

CASH FLOWS FROM FINANCING ACTIVITIES
   Proceeds from notes and loans - members          $   9,000   $   615,000  $   5,209  $   629,209  $        -   $   629,209
   Repayment of notes and loans - members                  -         (9,000)        -        (9,000)    (620,209)    (629,209)
   Proceeds from notes payable - others                    -        350,000         -       350,000           -       350,000
   Repayment of notes payable - others                     -             -          -            -      (350,000)    (350,000)
   Capital contributions in cash                      325,000       100,000     72,141      497,141           -       497,141
   Proceeds of minority interest investment                -             -          -            -       145,000      145,000
   Proceeds from equity investee                           -             -          -            -        26,596       26,596
                                                    ----------   -----------   --------   ----------   ----------    ---------

         Net cash provided by financing activities    334,000     1,056,000     77,350    1,467,350     (798,613)     668,737
                                                    ----------   -----------   --------   ----------   ----------    ---------

NET INCREASE (DECREASE) IN CASH                         4,902        (4,149)      (639)         114       60,152       60,266

CASH, BEGINNING OF PERIOD                                  -          4,902        753           -           114           -
                                                    ----------   -----------   --------   ----------   ----------    ---------
CASH, END OF PERIOD                                 $   4,902   $       753  $     114  $       114  $    60,266  $    60,266
                                                    ==========   ===========   ========   ==========   ==========    =========
SUPPLEMENTAL CASH FLOW INFORMATION
   Actual cash payments for interest                $      -    $    60,150  $     966  $    61,116  $   233,417  $   294,533
                                                    ==========   ===========   ========   ==========   ==========    =========
NONCASH INVESTING AND FINANCING ACTIVITIES
   Capital contributions as follows:
       Land                                         $ 300,000   $        -   $      -   $   300,000  $        -   $   300,000
       A 16.67% interest in a limited liability        36,986            -          -        36,986           -        36,986
       Capitalized development costs by members of     48,014            -          -        48,014           -        48,014
       A 83.33% interest in an LLC and a 25%               -             -      97,275       97,275           -        97,275
   Interest due to a member exchanged for a 15%            -             -          -            -      (110,750)    (110,750)
   The Company exchanged land for a 25% interest           -             -          -            -        67,958       67,958
                                                    ----------   -----------   --------   ----------   ----------    ---------
         Total                                      $ 385,000   $        -   $  92,275  $   482,275  $   (42,792) $   439,483
                                                    ==========   ===========   ========   ==========   ==========    =========



          The accompanying Notes to Consolidated Financial Statements are an integral part of these financial statements.

                      NORTHWEST PARKS LLC AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                DECEMBER 31, 1996, 1997, 1998, AND JUNE 30, 1999


NOTE 1 - ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

     (A)  Organization and principles of consolidation

          Northwest Parks LLC (the Company) was formed as a limited liability company on March 28, 1996 under the laws of the State of Idaho for the purpose of constructing, owning and operating multi-faceted theme parks along with the related entertainment, retail, hospitality and recreational facilities. Since its inception, the Company has been in its development stages and has devoted its efforts to development of the theme park concepts, identifying potential sites, preparing feasibility and market studies, investigating financing methods, raising initial capital and acquiring the rights to properties that management deemed suitable for theme park sites. These efforts have been pursued through the Company as well as through affiliated and controlled subsidiary entities.

          In 1996, the Company acquired 100% of State Street Holdings LLC (SSH) in exchange for a 3% interest in the Company. This transaction was accounted for as a purchase. The lone asset of SSH was a parcel of land in Boise, Idaho, which the Company sold in August 1997. As a result of the land sale, SSH was liquidated and ceased existence.

          On March 28, 1996, the Company acquired a 16.67% interest in BW Partners LLC (BWP) and certain other assets and rights valued at $48,014 based upon the amounts recorded by BWP from a member in exchange for a 25% interest in the Company. The Company from whom the BWP interest was acquired is a corporation in which a managing member of the Company held a 20% interest at the time of the acquisition. On January 8, 1998, the Company acquired the remaining 83.33% interest in BWP in exchange for an 8.75% interest in the Company, which was accounted for as a purchase.

          The Company formed Sweetwater Holdings LLC (SWH) on January 9, 1997, for the purpose of acquiring approximately 12 acres of land and a dwelling in Canyon County, Idaho, known as The Idaho Center property. The Company acquired a 99% interest in SWH, with the remaining 1% held by a minority member of the Company. This transaction was accounted for as a purchase. In January 1999, SWH transferred approximately 1.5 acres of the property to the Company and the Company sold SWH with the remaining approximately 10.5 acres to a third party.

          The Company participated in the formation of Crossroads Convenience Center LLC (CCC) on June 18, 1998. Based upon the operating agreement, the Company owned a 10% interest in CCC, after transferring a 15% interest in CCC to an individual who is a minority member in the Company in partial satisfaction of interest accrued on a note that was owed to the individual by the Company (Note 4). The Company's interest in CCC was acquired in exchange for the 1.5 acres of property acquired from SWH and certain development costs incurred on CCC's behalf.

          In January 1999, the Company, along with its two managing members, formed Magic Valley Parks LLC (MVP), with the Company acquiring a 98% ownership interest. This transaction was accounted for as a purchase.

                      NORTHWEST PARKS LLC AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                DECEMBER 31, 1996, 1997, 1998, AND JUNE 30, 1999


NOTE 1 - ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     (A)  Organization and principles of consolidation (continued)

          The accompanying consolidated financial statements include all of the accounts and activities of the Company and its subsidiaries for the period in which the majority ownership rested with the Company. This includes SSH, BWP, SWH and MVP. Affiliates in which the Company did not have a majority ownership interest, which includes BWP prior to January 8, 1998, and CCC, have been accounted for by the equity method of accounting. All significant intercompany transactions and balances have been eliminated in consolidation.

     (B)  Use of accounting estimates

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     (C)  Cash and cash equivalents

          For purposes of financial statement presentation, the Company considers all highly liquid debt instruments with initial maturities of ninety days or less to be cash equivalents. From time to time, the Company maintains cash balances which may exceed Federally insured limits. The Company does not believe that this results in any significant credit risk.

     (D)  Property and equipment

          Property and equipment are recorded at original cost to the Company and are depreciated over the estimated useful lives using the straight-line method.

     (E)  Financial instruments

          The  fair  value  of  all  financial   instruments   included  in  the
     consolidated financial statements is estimated by management to approximate their recorded carrying amounts.

     (F)  Income taxes

          As a Limited Liability Company, all members recognize their respective share of income or loss on their separate income tax returns. Accordingly, accruals for income taxes have not been included in the accompanying financial statements.

                      NORTHWEST PARKS LLC AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                DECEMBER 31, 1996, 1997, 1998, AND JUNE 30, 1999


NOTE 1 - ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

     (G)  Operating segments

          The Company has been in a development stage since its inception and operates in only one business segment.

     (H)  Capitalized development costs

          The Company has capitalized and deferred direct costs incurred for feasibility, market and site studies, promotional materials and preliminary site development costs including design, engineering and architectural drawings related to specific theme park sites. When it is determined that a site or project is not suitable, the capitalized development costs are expensed. No such costs were written-off during 1996, 1997, 1998. During the six months ended June 30, 1999, costs totaling $27,217 were written-off. Costs of projects that are ultimately constructed and operated will either be allocated to park site assets or amortized over a five year period upon commencement of operations.


NOTE 2 - ACCOUNTS RECEIVABLE - MANAGING MEMBERS

     The Company has loaned its two managing members various sums at various times either in the form of direct cash advances or by payments of expenses on their behalf. These loans require no interest and have no specific terms of repayment, though they are expected to be paid on a short-term basis.


NOTE 3 - LAND OPTIONS

     On April 2, 1998, the Company acquired an option for $50,000 to purchase 68 acres of land in Canyon County, Idaho. Under the terms of the option, the Company has the right to purchase the land for $2.4 million during the one year period expiring April 2, 1999. The option was extended for a one year period with a purchase price of $2.64 million by payment of an additional $50,000, payable $3,000 per month for six months, $4,000 per month for five months and $12,000 as a balloon payment in April 2000. The agreement provides for an additional one year extension period for $50,000, payable monthly, with the option price increased to $2.9 million. The amounts paid for the option and all extensions are to be applied against the purchase price upon settlement.

     In September 1998, the Company acquired an option to purchase 32 acres of land in Burly, Idaho, at a purchase price of $1.5 million for $1,000. The option expired in May 1999. In August 1999, the Company obtained an extension of the option period to May 30, 2000 for an additional $1,000.

                      NORTHWEST PARKS LLC AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                DECEMBER 31, 1996, 1997, 1998, AND JUNE 30, 1999


NOTE 4 - NOTES PAYABLE

     (A)  Notes payable to members are as follows:

                                                                                 June 30,
                                                             December 31,         1999
                                                        1997            1998   (Unaudited)
                                                       ------          ------  ------------

            Member holding a 1.5% interest in the

              $78,000 dated January 10, 1997,
              increased to $84,750 on July 10,
              1998, bearing interest at 15%,
              due July 10, 1999. Note paid in
              April 1999                            $   65,000   $    65,000    $     -

            Member holding a 2.25% interest in the
               Company in the original amount of
               $660,000 dated January 10, 1997 and
               due July 7, 1997, secured by a deed
               of trust on a portion of the land at
               "The Idaho Center." Interest at 20%.
               Principal paid in April 1999, with
               unpaid interest due in installments     550,000       550,000          -
                                                      --------     ---------     --------
                 Total                              $  615,000   $   615,000    $     -
                                                      ========     =========     ========


          Interest accrued on the above notes totaled $198,300, $346,850 and $79,683 at December 31, 1997, 1998 and June 30, 1999, respectively.

          In April 1999, the Company transferred a 15% interest in Crossroads Convenience Center LLC (Note 5) in partial payment of interest accrued on the above $550,000 note payable at December 31, 1997 and 1998. The amount of accrued interest considered paid was $110,750 and the apportioned basis of the interest in the LLC was $60,668, resulting in a gain on the transfer to the Company of $50,082.

                      NORTHWEST PARKS LLC AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                DECEMBER 31, 1996, 1997, 1998, AND JUNE 30, 1999


NOTE 4 - NOTES PAYABLE (CONTINUED)

     (B) Notes payable to others were as follows:

                                                                             June 30,
                                                         December 31,          1999
                                                       1997         1998    (Unaudited)
                                                      ------       ------  ------------

           Note to the relatives of a managing       $ 50,000   $  50,000    $    -

           Note dated January 10, 1997, due July      300,000     300,000         -
                                                     ---------   ---------    ------

                Total                                $350,000   $ 350,000    $    -
                                                     =========   =========    ======


NOTE 5 - INVESTMENT IN AFFILIATE

The Company owns a 10% interest in the Crossroads Convenience Center LLC (CCC) which is located on "The Idaho Center" property in Canyon County, Idaho. Since its inception, CCC has been developing and constructing a automobile service center and convenience store and had no other significant operations. The Company served as the construction manager for the Center for which it is to receive a fee.

                      NORTHWEST PARKS LLC AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                DECEMBER 31, 1996, 1997, 1998, AND JUNE 30, 1999


NOTE 6 - LEASES

     The Company entered into a sublease arrangement with a joint venture that was 75% owned by BW Partners LLC (BWP) and 25% owned by individuals related to a managing member of the Company for 68 acres of land that commenced December 15, 1995 and had a term of 50 years. The lease required initial rent of $50,000 for the period December 15, 1995 through June 30, 1996, and monthly rent of $12,000 for the period July 1 through December 31, 1996. Annual rent, payable monthly, thereafter was as follows:

                       1997             $  180,000
                       1998                216,000
                       1999                240,000
                       2000                264,000
                   Thereafter              264,000, increased annually by the
                                                    percentage increase in the
                                                    consumer price index

     The sublease contained a purchase option granting the Company a right of first refusal to purchase the property in the event the owner of the property gave notice of an intention to sell. In addition, the lease contained a put option to the owner of the property whereby upon the death of either of the owners of the property the Company could be required to purchase a 20 acre tract of the property. In 1997, one of the owners of the property died, and the Company purchased a house and other buildings on the property for $92,500.

     On January 10, 1998, the 83.33% members of BWP exchanged their interests in BWP for an 8.75% interest in the Company, thereby becoming a wholly owned subsidiary, and the 25% joint venture partners exchanged their interest in the joint venture for a 3.9% interest in the Company. As a result, the Company asceded to ownership of the master lease.

     In March 1998, the Company and the landlord to the master lease agreed to a termination and the security deposit was returned to the Company, net of certain settlement expenditures.

     The Company leased office space in Boise, Idaho under an agreement that was effective May 20, 1996 and expired April 30, 1998. The agreement contained a renewal option for 3 years at the then prevailing market rates, not to exceed certain limits as defined in the lease. The lease required annual rent of $15,432 during the first lease year and $16,075 during the second year, and was personally guaranteed by a managing member and his spouse. The lease expired in April 1998.

                      NORTHWEST PARKS LLC AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                DECEMBER 31, 1996, 1997, 1998, AND JUNE 30, 1999


NOTE 6 - LEASES (CONTINUED)

     Total rent expense under the leases was as follows:

               March 28, 1996 (inception) to December 31, 1996       $    46,656
               1997                                                       26,958
               1998                                                       48,269
               January 1 to June 30, 1999                                      -


NOTE 7 - CAPITAL CONTRIBUTIONS

     On March 28, 1996, the Company granted to Floating Feather Entertainment, Inc. (FFE) a 25% interest in the Company for a 16.67% interest in BW Partners LLC (BWP). A managing member of the Company was a 20% owner of FFE. The most significant asset owned by BWP was a 75% joint venture interest in a lease for 68 acres of land, which was immediately subleased to the Company (Note 6). Other assets acquired included certain development costs and property rights which were valued at $48,014 based upon the costs recorded by BWP. The value of the exchange was determined by management to be $85,000 in aggregate. In addition, FFE and the Company agreed that at all times FFE's interest in the Company would remain at 25%. In January 1998, the remaining members of BWP exchanged their 83.33% interest for an 8.75% interest in the Company.

     In August 1996, the Company granted three 1% member interests to the stockholders of State Street Holdings LLC (SSH) in exchange for a 100% interest in SSH. The only asset held by SSH was a parcel of land in Boise, Idaho which management estimated had a fair value of approximately $300,000. The land was the contributed capital recorded for the transaction.

     In January 1998, the owners of the 25% joint venture interest, who are related to a managing member of the Company, exchanged their joint venture interest for a 3.5% interest in the Company. That interest, along with the 8.75% in BWP was valued at $98,916 by management of the Company based upon the net assets of the joint venture that were acquired, the most significant of which was rent receivable from the Company.

                      NORTHWEST PARKS LLC AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)
                           CONSOLIDATED BALANCE SHEETS
                    DECEMBER 31, 1998 AND SEPTEMBER 30, 1999


                                     ASSETS
                                                   September 30,    December 31,
                                                       1999            1998
                                                   -------------   -------------
CURRENT ASSETS
    Cash (Note 1)                                    $  32,681    $       114
    Accounts Receivable-managing members                62,837         57,609
                                                   -----------     ----------
             Total current assets                       95,518         57,723
PROPERTY AND EQUIPMENT, AT COST
    Land                                                     0        649,622
    Buildings                                                0        269,344
    Furniture, fixtures and equipment                   77,687         50,133
             Total                                     177,689        969,099
Less: Accumulated depreciation and amortization         27,115         37,390
                                                   -----------     ----------
    Net property and equipment                          50,574        931,709
OTHER ASSETS
    Deposits                                            22,020         22,220
    Capitalized project development costs (Note 1)     128,565        149,894
    Land options                                        68,000         51,000
    Investment in affiliate                             40,444              -
    Other                                                  245            245
                                                   -----------     ----------
             Total other assets                        259,274        223,359
TOTAL ASSETS                                         $ 405,366    $ 1,212,791
                                                   ===========     ==========


         The Accompanying Notes to Consolidated Financial Statements are an integral part of these financial statements

                      NORTHWEST PARKS LLC AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)
                           CONSOLIDATED BALANCE SHEETS
                    DECEMBER 31, 1998 AND SEPTEMBER 30, 1999


                                                    September 30,   December 31,
                                                        1999           1998
                                                    -------------  -------------
CURRENT LIABILITIES
   Notes payable-members                            $               $   615,000
   Notes payable-others                                                 350,000
   Loan payable                                         3,439             5,209
   Accounts payable                                    60,279            75,510
   Accrued interest-members                                             346,850
   Accrued interest-others                                               66,000
   Deferred revenue-construction management fee       240,543                 -
                                                   ----------        -----------
         Total current liabilities                    304,261         1,458,569
                                                   ----------        -----------
MINORITY INTEREST                                     145,000                 -
                                                   ----------        -----------
COMMITMENTS AND CONTINGENCIES
MEMBERS' CAPITAL (DEFICIENCY)
   Contributed                                      1,025,133           979,416
   Losses accumulated during development stage     (1,069,027)       (1,225,194)
                                                   -----------       -----------
         Total members' capital (deficiency)         (43,895)          (245,778)
                                                   -----------       -----------
TOTAL LIABILITIES MINORITY INTEREST AND
MEMBERS' CAPITAL (DEFICIENCY)                      $ 405,366        $ 1,212,791
                                                   ===========       ===========


           The Accompanying Notes to Consolidated Financial Statements are an integral part of these financial statements

                      NORTHWEST PARKS LLC AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                    DECEMBER 31, 1998 AND SEPTEMBER 30, 1999


                                              Nine Months Ended September 30,
                                               1999                 1998
                                            -----------          ----------
Revenue
      Gain on Sale of Land                     $379,857                  -
      Gain on Transfer of interest
      Equity investee                            50,082                  -
                                            -----------        -----------
            Total revenue                       429,939                  -
                                            -----------        -----------
Expenses
      General & Administrative                  265,772            229,838
      Interest                                    8,000            146,912
                                            -----------        -----------
            Total expenses                      273,772            376,750
                                            -----------        -----------
Net income                                      156,157          (376,750)
                                            ===========        ===========


           The Accompanying Notes to Consolidated Financial Statements are an integral part of these financial statements

                      NORTHWEST PARKS LLC AND SUBSIDIARIES
                          (A DEVELOPMENT STAGE COMPANY)
                      CONSOLIDATED STATEMENTS OF CASH FLOW
           FOR THE NINE MONTH PERIOD ENDED SEPTEMBER 30, 1998 AND 1999


                                                        Nine months        Nine months
                                                        ended Sept.        ended Sept.
                                                            30,                30,
                                                           1998               1999
                                                       --------------    -------------

CASH FLOWS FROM OPERATING ACTIVITIES
      Net (loss) income                                    (376,750)         156,167
      Adjustments to reconcile net income to net cash
      (used) by operating activities
      Gain on sale of land                                                  (379,857)
      Depreciation and amortization                                           11,844
      Gain on sale of interest in equity in investee                         (50,082)
      Write-off of capitalized development costs                              27,217
      Increase (decrease) in liabilities
            Accounts receivable                             (18,300)               -
            Accounts payable                                 26,762          (15,232)
            Deferred revenue                                                 180,793
            Accrued interest-members                                        (156,417)
            Accrued interest-others                         (46,749)         (66,000)
            Accrued expenses                                146,912                -
                                                       -------------     ------------
      Net cash used by operating activities                (268,125)        (291,567)
                                                       -------------     ------------
CASH FLOWS FROM INVESTING ACTIVITIES
      Payment of capitalization development costs            (5,897)         (6,141)
      (Purchase) of or sale of property and equipment       105,606         (27,557)
      Loans to members                                                      (17,500)
      Loans to affiliates                                                   (16,004)
      Repayment of loans to members                                          28,276
      Proceeds from sale of land                                          1,209,200
      Acquisition of other assets-deposits                   50,400               -
      Payments for land options                             (51,000)        (17,000)
                                                       -------------     ------------
            Net cash used by investing activities            99,109       1,153,274
                                                       -------------     ------------


           The Accompanying Notes to Consolidated Financial Statements are an integral part of these financial statements

CASH FLOWS FROM FINANCING ACTIVITIES
      Proceeds from notes and loans-members               169,416             -
      Proceeds from notes and loans-others                                3,439
      Repayment of notes and loans-members                             (699,892)
      Repayment of notes payable-others                                (350,000)
      Capital contributions in cash                                      45,717
      Proceeds of minority interest investment                          145,000
      Proceeds from equity investee                                      26,596
                                                     ------------    -----------
            Net cash provided by financing activities     169,416      (829,140)
                                                     ------------    -----------
NET INCREASE (DECREASE) IN CASH                               400        32,567
CASH AT BEGINNING OF PERIOD                                   753           114
                                                     ------------    -----------
CASH, END OF PERIOD                                         1,153        32,681
                                                     ------------    -----------


           The Accompanying Notes to Consolidated Financial Statements are an integral part of these financial statements